Exhibit 6(vii) on Form N-1A
                              Exhibit 1 under Item 601/Reg.S-K

                                  Exhibit G
                                    to the
                            Distributor's Contract

                         INSURANCE MANAGEMENT SERIES
                              GROWTH STOCK FUND

       In consideration of the mutual covenants set forth in the Distributor's Contract dated December 1, 1993 between Insurance Management Series and Federated Securities Corp., Insurance Management Series executes and delivers this Exhibit on behalf of the Fund first set forth in this Exhibit.
       Witness the due execution hereof this 1st day of September, 1995.

ATTEST:                       INSURANCE MANAGEMENT SERIES



/s/ John W. McGonigle         By: /s/ J. Christopher Donahue
                Secretary                          President
(SEAL)

ATTEST:                       FEDERATED SECURITIES CORP.


/s/ Byron F. Bowman           By:/s/ Edward C. Gonzales
                Secretary           Executive Vice President
(SEAL)